UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 1, 2015

 ANDES 6 Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55367	47-2948011
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

26 Cache Street, Rancho Mission Viejo, CA 92694

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(949) 204 5239

(ISSUER TELEPHONE NUMBER)

16192 Coastal Highway

Lewes, DE 19958
_______________________________________________________________________________

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant.

On July 1, 2015, the sole officer and director of ANDES 6 Inc. (the “Company”), Richard Chiang, entered into a Share Purchase Agreement (the “SPA”) pursuant to which he entered into an agreement to sell an aggregate of 9,950,000 shares of his shares of the Company’s common stock to Robert Wiebort at an aggregate purchase price of $40,000. These shares represent 99.5% of the Company’s issued and outstanding common stock. Effective upon the closing date of the Share Purchase Agreement, July 1, 2015, Richard Chiang executed the agreement and owned 50,000 shares of the Company’s stock and Robert Wiebort was the majority stockholder of the Company. A copy of the SPA is attached to this Current Report as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On July 1, 2015, following the execution of the SPA, Richard Chiang elected Robert Wiebort, as a Director of the Company. Immediately following the election of Mr. Wiebort as a Director to the Company’s Board of Directors, Mr. Wiebort, acting as the sole Director of the Company, accepted the resignation of Richard Chiang as the Company’s President, Chief Executive Officer, Secretary, Treasurer, and Chairman of the Board of Directors. Mr. Chiang’s resignation was in connection with the consummation of the SPA between Mr. Chiang and Mr. Wiebort and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Following Mr. Chiang’s resignation, and effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, acting as the sole member of the Board of Directors, Mr. Wiebort appointed himself as Chairman of the Board of Directors, President, and Chief Executive Officer. Further, the Board of Directors also appointed Patrick Paggi as Chief Financial Officer, and Sandra Wiebort as Vice President and Secretary. A copy of the resignation letter submitted by Mr. Chiang is attached to this Current Report as Exhibit 17.1.

Biographical Information for Robert Wiebort

Robert Wiebort, Age 56, President, Chief Executive Officer and Chairman of the Board of Directors

Mr. Wiebort has twenty nine years of management experience in the entertainment fulfillment and logistics industry. He began his professional career in 1986 as the Founder and President of Digital Waves International Corp, a leading wholesaler and distributor of compact discs, DVDs, and video games with over 4,000 accounts globally. Mr. Wiebort grew Digital Waves International Corp into a business with 50 employees and $25 million annual revenue. Digital Waves International Corp was acquired by Super D, the second largest music wholesaler in the United States with revenues of $920 million in 2003. From 2003 to 2012, Mr. Wiebort held an executive position with Robert Wiebort Trust, which supervised the construction and development of high end custom homes in exclusive areas of Southern California. In 2012, he created Robert Thadeus Management Corp., a diversified entertainment company engaged in the operation of a variety of services such as mobile applications and a full service fulfillment center. In 2013, he developed Star Vending Services operating as a dba of Robert Thadeus Management Corp. Star Vending Services is a company specializing in snack and beverage vending machine installation, and product distribution. As an established veteran of the entertainment and fulfillment industry, Mr. Wiebort comes with deep domain experience in these areas along with leadership skills as an executive manager. Mr. Wiebort obtained a BA degree in Organizational Management from Vanguard University in Costa Mesa, CA in 2000.

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Biographical Information for Patrick Paggi

Patrick Paggi, Age 68, Chief Financial Officer

Mr. Paggi has held positions in accounting, and management since 1991. From 1991 to 2003, he was employed as Head Controller with Digital Waves International Corp, a leading wholesaler and distributor of compact discs, DVDs, and video games with over 4,000 accounts globally. Mr. Paggi helped oversee Digital Waves International Corp into a business with 50 employees and $25 million annual revenue. Digital Waves International Corp was acquired by Super D, the second largest music wholesaler in the United States with revenues of $920 million in 2003. He was responsible for managing the financial aspects of the company including the preparation of financial statements, analysis, review of general ledgers, cash management, forecasting and coordinating with suppliers and third party CPA firms. In 2003, he began managing finances for Moon Valley Nursery-Vegas LLC, a $50 million in annual sales wholesale and retail plant company that specialized in arbor product sales such as trees, plants and shrubs. His role at Moon Valley Nursery-Vegas LLC included reconciling daily sales reports, payroll functions, and general accounting. In 2012, Mr. Paggi joined Robert Thadeus Management Corp., a diversified entertainment company engaged in operating a variety of services, such as mobile applications and a full service fulfillment center, as its Head Controller overseeing its accounting department. In 2013, Mr. Paggi was assigned to oversee the accounting department of Star Vending Services, a dba of Robert Thadeus Management Corp. Star Vending Services is a company specializing in snack and beverage vending machine installation, and product distribution. He maintains a current position as Head Controller at Star Vending Services. He graduated from Western Technical College, La Cross, WI in 1972 and holds a degree in Accounting.

Biographical Information for Sandra Wiebort

Sandra Wiebort, Age 54, Vice President and Secretary

Mrs. Wiebort was employed by Pacific Decorating Center from 2003 to 2006 as an interior designer where she was engaged in developing custom design work for clients. She became a project manager for Robert Wiebort Trust from 2006 to 2012 and managed the development of 40 acres, as well as designing agricultural facilities, homes, pools, custom landscaping on exclusive residential home properties ranging in size from 4,000 to 9,000 square feet in upscale locations in Southern California. From 2013 to present, she began employment as a Vice President with Star Vending Services operating as a dba of Robert Thadeus Management Corp. a company specializing in snack and beverage vending machine installation, and product distribution. Her role at Star Vending Services covers art work and design on behalf of client locations, corporate website design, and drafting shelf space and refrigeration logistics for transportation of products. Mrs. Wiebort graduated from the Fashion Institute of Design and Merchandising in Los Angeles, CA with an Associate of Arts with a degree in Interior Design in 1986.

Robert Wiebort and Sandra Wiebort are husband and wife.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Share Purchase Agreement between Richard Chiang and Robert Wiebort dated July 1, 2015
17.1	Richard Chiang resignation letter dated July 1, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDES 6 Inc.

By: /s/ Robert Wiebort

Name: Robert Wiebort

Title: President, Chief Executive Officer, and Chairman of the Board of Directors

By: /s/ Patrick Paggi

Name: Partick Paggi

Title: Chief Financial Officer

Dated: July 1, 2015

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